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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-129406, Form S-8 No. 333-135101 and Form S-8 No. 333-94075) pertaining to the 1999 Equity Incentive Plan, Miscellaneous Stock Option Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors' Stock Option Plan, and 2005 Employee Stock Purchase Plan of Website Pros, Inc. of our reports dated March 4, 2008, with respect to the consolidated financial statements of Website Pros, Inc., and the effectiveness of internal control over financial reporting of Website Pros, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/ Ernst & Young LLP

Jacksonville, Florida
March 4, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm